Exhibit j(i)(g) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the caption "Financial Highlights" in each Prospectus and "Independent Auditors" in each Statement of Additional Information in Post-Effective Amendment Number 64 to the Registration Statement (Form N-1A, No. 33-31602) of Money Market Obligations Trust, and to the incorporation by reference of our reports dated September 10, 2003 on Liberty U.S Government Money Market Trust, Money Market Trust, Money Market Management, Federated Short-Term U.S. Government Trust, Trust for U.S. Treasury Obligations and Automated Government Money Trust (six of the portfolios comprising the Money Market Obligations Trust) included in the 2003 Annual Reports to Shareholders for the fiscal year ended July 31, 2003.


                                                /s/ ERNST & YOUNG LLP
                                                ERNST & YOUNG LLP


Boston, Massachusetts
September 26, 2003